UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2008

Horne International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2677 Prosperity Avenue, Suite 300, Fairfax, Virginia		22031
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-641-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2008, Horne International, Inc. (the "Company") terminated the employment of Michael M. Megless, the Company's Executive Vice President and Chief Financial Officer. Mr. Megless was terminated without cause (as defined in the employment agreement) and will receive severance pay and certain other benefits in accordance with his existing employment agreement with the Company. In accordance with the terms of his employment agreement, Mr. Megless also resigned as a director of the Company, effective April 25, 2008.

On April 28, 2008, the Company appointed John Krobath, the Company's Controller, as its interim principal financial and accounting officer, roles formerly performed by Mr. Megless. Mr. Krobath, 41, has been the Company's Controller since October 2005. Prior to his employment with the Company, Mr. Krobath was Director of Financial Operations for Kratos Defense & Security Solutions Inc., formerly known as Wireless Facilities, Inc., and the Manager of Business Operations for PRA International, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horne International Inc.

May 1, 2008	By:	Darryl K. Horne

Name: Darryl K. Horne
Title: Chief Executive Officer